CMA CONNECTICUT

PROPOSAL 1, 2, & 3 HAVE PASSED
PROPOSAL # 4 INVESTMENT RESTRICTIONS HAS BEEN ADJOURNED TO 10/18/01

				Proxy Results - CMA CONNECTICUT MUNICIPAL MONEY FUND
				Initial Meeting Date: August 24, 2001 POSTPONE
				1st Meeting Date: September 20, 2001

				Record Date: June 1, 2001
				As of: September 20, 2001

					Units Voted

				Votes Needed
		Shares Needed	Outstanding	'50% + 1		Shares Withheld		Total Units
	Fund	To Pass	Shares	of Shares Voted	For	From Voting		Voted

1)	DIRECTORS:
	Ronald W. Forbes	-291,548,591	608,550,035	304,275,019	595,823,610	11,475,900		607,299,510
	Terry K. Glenn	-291,543,033	608,550,035	304,275,019	595,818,052	11,481,458		607,299,510
	Cynthia A. Montgomery	-291,547,825	608,550,035	304,275,019	595,822,844	11,476,666		607,299,510
	Charles C. Reilly	-291,433,990	608,550,035	304,275,019	595,709,009	11,590,501		607,299,510
	Kevin A. Ryan	-291,125,482	608,550,035	304,275,019	595,400,501	11,899,009		607,299,510
	Roscoe S. Suddarth	-291,120,592	608,550,035	304,275,019	595,395,611	11,903,899		607,299,510
	Richard R. West	-291,144,546	608,550,035	304,275,019	595,419,565	11,879,945		607,299,510
	Edward D. Zinbarg	-291,512,765	608,550,035	304,275,019	595,787,784	11,511,726		607,299,510

				Votes Needed
		Shares Needed	Outstanding	TWO-THIRDS				Total Units
		To Pass	Shares	of Outstanding Shares	For	Against	Abstain	Voted

2)	Reorganize into a "Master/Feeder"	-158,845,716	608,550,035	405,700,023	564,545,739	30,128,063	12,625,708	607,299,510
	structure

				Votes Needed
		Shares Needed	Outstanding	50% + 1 of				Total Units
		To Pass	Shares	Outstanding Shares	For	Against	Abstain	Voted

3)	To divide the Fund's shares into Additional	-256,333,052	608,550,035	304,275,019	560,608,071	42,979,675	3,711,764	607,299,510
	classes

Voting Requirements:
The Quorum consists one-third of the shares outstanding, present in person or by proxy.
Proposals 1 & 3 requires the affirmative vote of the majority of the shares represented at the Meeting
Proposal 2 requires the affirmative vote of two-thirds of the shares entitled to vote

Last Updated on 11/28/2001
By MLMAG